Exhibit h

[FORM OF UNDERWRITING AGREEMENT]

Capitala Finance Corp.

$[  ]

[  ]% Notes due 2021

Underwriting Agreement

[  ], 2014

Underwriting Agreement

_______, 2014

Deutsche Bank Securities Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

Keefe, Bruyette & Woods, Inc.

as [Managing Underwriters]

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Each of Capitala Finance Corp., a Maryland corporation (the “Company”), Capitala Investment Advisors, LLC, a Delaware limited liability company (the “Advisor”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), and Capitala Advisors Corp., a North Carolina corporation (the “Administrator” and, together with the Company and the Advisor, the “Capitala Entities”) confirms its agreement with the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, with respect to the issue and sale by the Company to the Underwriters of a $[  ] aggregate principal amount of [  ]% Notes due 2021 (the “Firm Notes”) of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $[  ] aggregate principal amount of Notes (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.” The Notes are described in the Prospectus which is referred to below.

The Notes will be issued under an indenture dated as of [  ], 2014, as supplemented by the First Supplemental Indenture, to be dated as of [  ], 2014 (collectively, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of [  ], 2014 (the “DTC Agreement”), between the Company and DTC.

The Company has prepared and filed a registration statement on Form N-2 (File No. 333-193374) including a prospectus, relating to the Notes, and amendments thereto, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”) with the Securities and Exchange Commission (the “Commission”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, referred to in the third paragraph hereof at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 497(h) under the Act, to the extent such information is deemed, pursuant to Rule 430A under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statements filed to register the offer and sale of the Notes pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Notes, filed by the Company with the Commission pursuant to Rule 497(h) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus, dated [  ], 2014, relating to the Notes that is included in the Registration Statement.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule B attached hereto.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto and the Preliminary Prospectus considered together.

“Applicable Time,” as used herein, means [  ] “[P.M.]”, New York City time, on [  ], 2014.

As used in this Agreement, “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [ ]) under the Exchange Act to register the Notes, under Section 12(b) of the Exchange Act.

The Capitala Entities and the Underwriters agree as follows:

1.          Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of [  ]% of the principal amount of the Firm Notes. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Notes as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the aggregate principal amount of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Notes. The Over-Allotment Option may be exercised by Deutsche Bank Securities Inc. (“DB”), BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T”), and Keefe, Bruyette & Woods, Inc. (“KBW” and, together with DB and BB&T, the “Managers”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the Over-Allotment Option is being exercised and the date and time when the Additional Notes are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The aggregate principal amount of Additional Notes to be sold to each Underwriter shall be the amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate principal amount of Firm Notes (subject, in each case, to such adjustment as the Managers may determine to eliminate fractional notes), subject to adjustment in accordance with Section 10 hereof.

2.            Payment and Delivery. One or more certificates in definitive form for the Firm Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the closing date of the Firm Notes, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the closing date of the Firm Notes, or by such means as the parties hereto shall agree prior to the closing date of the Firm Notes. Such delivery of and payment for the Firm Notes and deliveries of the documents described in Section 8 hereof with respect to the purchase of the Firm Notes, as the case may be, shall be made at the offices of Morrison & Foerster LLP at 1290 Avenue of the Americas, New York, New York 10104, at 9:00 A.M., New York City time, on [ ], 2014 (the “closing date”), or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon in accordance with the provisions of Section 10 hereof. The Company will make such certificate or certificates for the Firm Notes available for checking and packaging by the Underwriters at the offices of DB in New York, New York, or at such other place as DB may designate, at least 24 hours prior to the closing date of the Firm Notes. The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”

Payment of the purchase price for the Additional Notes and deliveries of the documents described in Section 8 hereof with respect to the purchase of the Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes.

3.            Representations and Warranties of the Capitala Entities. The Capitala Entities, jointly and not severally, represent and warrant to and agree with each of the Underwriters that:

(a)          the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the price to the public and the amount of Notes to be offered; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)          as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form N-2 by the Company in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Capitala Entities make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c)          prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Preliminary Prospectus and the Permitted Exempt Written Communications, if any; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectus as defined in Rule 405 under the Act; the Preliminary Prospectus is a prospectus that satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the parties hereto agree and understand that the content of any and all Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Notes contemplated hereby are solely the property of the Company;

(d)          as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(e)          each Permitted Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)          the Company has, prior to the date of the Preliminary Prospectus, furnished to you a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications;

(g)          the Company has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any confidentially submitted registration statements and registration amendments relating to the offer and sale of the Notes;

(h)          Each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(i)          as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Our Capital Stock,” and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Our Capital Stock”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of the Subsidiaries (as defined below) has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities;

(j)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus to execute and perform its obligations under this Agreement, the Indenture, the Notes, the DTC Agreement and the other agreements described herein, and to issue, sell and deliver the Notes as contemplated herein;

(k)          each of the Company and its Subsidiaries (as defined below) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, (iii) result in the delisting of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) from NASDAQ Global Select Market (the “NASDAQ”) or (iv) prevent the Notes from being accepted for listing on the New York Stock Exchange (the “NYSE”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii), (iii) and (iv) being herein referred to as a “Material Adverse Effect”);

(l)          the Company owns all of the issued and outstanding equity interests of CapitalSouth Partners Fund II Limited Partnership, a North Carolina limited partnership (“Fund II”), CapitalSouth Partners SBIC Fund III, L.P., a Delaware limited partnership (“Fund III”), CapitalSouth Partners Florida Sidecar Fund I, L.P. (“Florida Sidecar Fund”), CapitalSouth Partners F-II, LLC (“Fund II GP”), CapitalSouth Partners SBIC F-III, LLC (“Fund III GP”) and CSP-Florida Mezzanine Fund I, LLC, a North Carolina limited liability company (“Florida Sidecar Fund GP” and, together with Fund II, Fund III, Florida Sidecar Fund, Fund II GP and Fund III GP, the “Subsidiaries”); complete and correct copies of the charters documents of the Company and each Subsidiary and all amendments thereto have been delivered to you, and, except as may be set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation, as applicable, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; except for the Subsidiaries and as set forth in the Prospectus under the caption “Portfolio Companies,” the Company has no subsidiaries (as defined in the Act);

(m)          the Notes have been duly and validly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided herein, will be valid and legal obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and will conform in all material respects to the description of the Notes contained in the Registration Statement, the Disclosure Package and the Prospectus; the offer and sale of the Notes as contemplated hereby has been duly approved by all necessary corporate or other action of the Company; and the issuance and sale of the Notes is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person;

(n)          the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(o)          this Agreement has been duly authorized, executed and delivered by the Capitala Entities; the Indenture has been duly authorized and, at the time of purchase, will be executed and delivered by the Company, and when executed and delivered by the Trustee, will constitute a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; the DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

(p)          none of the Company or any of its Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws, certificate of formation, limited partnership agreement or limited liability company agreement, as the case may be, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ or the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties;

(q)          the execution, delivery and performance of this Agreement, the Indenture, the Notes and the DTC Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) charter, bylaws, certificate of formation, limited partnership agreement or limited liability company agreement of the Company or any of the Subsidiaries, as applicable, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ or the NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties;

(r)          no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ and the NYSE) is required in connection with the issuance and sale of the Notes or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Notes under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters, (iii) under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by the NYSE in the ordinary course of the offering of the Notes, or (v) filings with the Commission pursuant to Rule 497(h) under the Act;

(s)          except as described in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Notes and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(t)          each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(u)          there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ or the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(v)           (i)         Ernst & Young LLP, whose report on the financial statements of the Company for the year ended December 31, 2013 is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(ii)         Dixon Hughes Goodman LLP, whose reports on the financial statements of the Company for the years ended December 31, 2011 and December 31, 2012 are included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(w)          the consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Disclosure Package and the Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(x)          subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, that is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or in the outstanding indebtedness of the Company or any of the Subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, in each case, other than as contemplated in the Registration Statement, the Disclosure Package and the Prospectus;

(y)          the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(y), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(z)          each of the Company and the Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses, and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to Intellectual Property; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has infringed or is infringing the Intellectual Property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;

(aa)         except as would not be expected to have a Material Adverse Effect, all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(bb)         the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect; the Capitala Entities’ fidelity bond required by Rule 17g-1 of the rules and regulations promulgated under the Investment Company Act of 1940, as amended (collectively, the “1940 Act”), is subject to legal and valid binders and is in full force and effect; each Capitala Entity is in compliance with the terms of such fidelity bond in all material respects; there are no claims by any Capitala Entity under any such fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause;

(cc)         neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the agreements referred to or described in any Preliminary Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(dd)         the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee)       the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(ff)        all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate;

(gg)      neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(hh)      the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in each case, to the extent applicable to the Company and the Subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ii)         neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by OFAC;

(jj)         no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(kk)       except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(ll)         neither the Company nor any of the Subsidiaries nor, to their knowledge, any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(mm)     to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Disclosure Package and the Prospectus;

(nn)      Each of the Company and the Subsidiaries have duly authorized, executed and delivered agreements required to make the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Company, each of the Portfolio Companies is current in all material respects with all of its obligations under the applicable Portfolio Company Agreement, and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect;

(oo)      Except as disclosed in the Prospectus, no person is serving or acting as an investment adviser, officer or director of any of the Capitala Entities or the Subsidiaries except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no director of any of the Capitala Entities or the Subsidiaries is (i) an “interested person” (as defined in the 1940 Act) of any of the Capitala Entities or the Subsidiaries or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 3(nn), the Capitala Entities shall be entitled to reasonably rely on representations from such officers and directors;

(pp)      Each of the Company, Fund II and Fund III has filed with the Commission a Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act on Form N-54A (a “BDC Election”) (File Nos. 814-01022, 814-01021 and 814-01023, respectively) pursuant to which the Company, Fund II and Fund III each elected to be treated as a business development company (“BDC”) under the 1940 Act. At the time each of the Company’s, Fund II’s and Fund III’s BDC Election was filed with the Commission, each (i) contained all statements required to be stated therein in accordance with, and complied in all material respect with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. None of the Company, Fund II of Fund III has filed with the Commission any notice of withdrawal of a BDC Election pursuant to Section 54(c) of the 1940 Act, each BDC Election remains in full force and effect, and, to Company’s, Fund II’s and Fund III’s knowledge, as applicable, no order of suspension or revocation of a BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company, Fund II and Fund III are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs;

(qq)      The Company has entered into or adopted (i) a Custody Agreement with U.S. Bank National Association that complies with Section 17(f) of the 1940 Act, (ii) a Transfer Agency and Registrar Services Agreement with American Stock Transfer &Trust Company, LLC, which, among other matters, will implement the Company’s dividend reinvestment plan, (iii) an Investment Advisory Agreement, dated September 24, 2013 (the “Investment Advisory Agreement”) with the Advisor and (iv) an Administration Agreement, dated September 24, 2013 (the “Administration Agreement”) with the Administrator (all such agreements being herein referred to collectively as the “Material Agreements”). Each Material Agreement is in full force and effect and no notice of default or violation have been received by the Company. Each Material Agreement required to be described in the Disclosure Package and Prospectus has been accurately and fully described in all material respects. Neither the Company nor any of the Subsidiaries has sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person;

(rr)        Each of Fund II and Fund III is licensed to operate as a Small Business Investment Company (“SBIC”) by the United States Small Business Administration (the “SBA”). Each of Fund II’s and Fund III’s SBIC license is in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding either Fund II or Fund III are outstanding or unresolved. The method of operation of each of Fund II and Fund III will permit it to continue to meet the requirements for qualification as an SBIC;

(ss)       Each of Fund II and Fund III is eligible to sell securities guaranteed by the SBA. Neither Fund II nor Fund III is in default under the terms of any debenture that it has issued to the SBA for guaranty by the SBA or under any other material monetary obligation.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Capitala Entities, as to matters covered thereby, to each Underwriter.

4.            Representations and Warranties of the Advisor. The Advisor represents and warrants to and agrees with each of the Underwriters that:

(a)         With respect to the Advisor, except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to (w) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Advisor, (x) prevent or materially interfere with consummation of the transactions contemplated hereby, (y) result in the delisting of shares of Common Stock from NASDAQ or (z) prevent the Notes from being listed on the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (w), (x), (y) and (z) being herein referred to as an “Advisor Material Adverse Effect”) and (ii) the Advisor has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business;

(b)         The Advisor is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have an Advisor Material Adverse Effect;

(c)         The Advisor is not in violation of or default under: (i) its certificate of formation or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have an Advisor Material Adverse Effect;

(d)         The Advisor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the organizational documents of the Advisor, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in an Advisor Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Advisor. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Advisor’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from FINRA;

(e)         The Advisor possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Advisor has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in an Advisor Material Adverse Effect;

(f)          There is no legal suit, proceeding or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against the Advisor, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in an Advisor Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Advisor of its obligations hereunder or under the Investment Advisory Agreement. The aggregate of all pending legal or governmental proceedings to which either the Advisor is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have an Advisor Material Adverse Effect;

(g)         The description of the Advisor and its business, and the statements attributable to the Advisor, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)         The Advisor is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement as an investment advisor for the Company as contemplated by the Prospectus and the Disclosure Package;

(i)          The Advisor maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Advisor and its business;

(j)          The Advisor has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(k)         Except as disclosed in the Disclosure Package and the Prospectus, the Advisor has no material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters;

(l)          The Advisor has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Disclosure Package, the Prospectus, this Agreement and the Investment Advisory Agreement and the Advisor owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Disclosure Package and the Prospectus; and

(m)        The Advisor is not aware that (i) any executive, key employee or significant group of employees of the Advisor plans to terminate employment with the Advisor or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Advisor, except where such termination or violation would not reasonably be expected to have an Advsior Material Adverse Effect.

5.            Representations and Warranties of the Administrator. The Administrator represents and warrants to and agrees with each of the Underwriters that:

(a)         With respect to the Administrator, except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to (w) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Administrator, (x) prevent or materially interfere with consummation of the transactions contemplated hereby or (y) result in the delisting of shares of Common Stock from NASDAQ or (z) prevent the Notes from being listed on the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (w), (x), (y) and (z) being herein referred to as an “Administrator Material Adverse Effect”); and (ii) the Administrator has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business;

(b)         The Administrator is a corporation that is duly incorporated and validly existing as a corporation under the laws of the state of North Carolina and is duly qualified as a foreign corporation to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have an Administrator Material Adverse Effect;

(c)         The Administrator is not in violation of or default under: (i) its certificate of incorporation or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have an Administrator Material Adverse Effect;

(d)         The Administrator’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the organizational documents of the Administrator, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Administrator pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in an Administrator Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Administrator. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Administrator’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from FINRA;

(e)         The Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Administrator has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in an Administrator Material Adverse Effect;

(f)          There is no legal suit, proceeding or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Administrator, threatened, against the Administrator, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in an Administrator Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Administrator of its obligations hereunder or under the Administration Agreement. The aggregate of all pending legal or governmental proceedings to which either the Administrator is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have an Administrator Material Adverse Effect;

(g)         The description of the Administrator and its business, and the statements attributable to the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)         The Administrator is not prohibited by the Advisers Act or the 1940 Act from acting under the Administration Agreement for the Company as contemplated by the Prospectus and the Disclosure Package;

(i)          The Administrator maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Administrator and its business;

(j)          The Administrator has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(k)         Except as disclosed in the Disclosure Package and the Prospectus, the Administrator has no material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters;

(l)          The Administrator has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Disclosure Package, the Prospectus, this Agreement and the Administration Agreement and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Disclosure Package and the Prospectus; and

(m)        The Administrator is not aware that (i) any executive, key employee or significant group of employees of the Administrator plans to terminate employment with the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Administrator, except where such termination or violation would not reasonably be expected to have an Administrator Material Adverse Effect.

6.            Certain Covenants of the Capitala Entities. The Capital Entities agree:

(a)         to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)         to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver, in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)         if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Notes may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497(h) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)         for so long as a prospectus is required by the Act to be delivered to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(e)         to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected as soon as reasonably practicable in writing;

(f)          subject to Section 6(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered in connection with any sale of Notes;

(g)         to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered in connection with any sale of Notes, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 6(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h)         to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company and the Subsidiaries (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i)          to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters, which obligation may be satisfied by delivery of a .pdf file unless otherwise requested by the Managers;

(j)          if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k)         to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(l)          to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) the fees and disbursements of any trustee for the Notes, (vii) the reasonable costs and expenses incurred by officers of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged directly by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the costs of all Exempt Oral Communications and Covered Exempt Written Communications, (viii) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (ix) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (x) the performance of the Company’s other obligations hereunder;

(m)        beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Managers, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities issued or guaranteed by the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, debt securities issued or guaranteed by the Company or any such substantially similar securities (other than pursuant to its credit facilities or the issuance of SBA-guaranteed debentures), (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any debt securities issued or guaranteed by the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, debt securities issued or guaranteed by the Company, or any such substantially similar securities, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any debt securities issued or guaranteed by the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, debt securities issued or guaranteed by the Company or any such substantially similar securities or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for the registration of the offer and sale of the Notes as contemplated by this Agreement;

(n)         to comply with the Act, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus; if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(o)         until the closing of the purchase of the Firm Notes, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Notes, and to issue no such press release or communications or hold such press conference without your prior consent;

(p)         not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus;

(q)         not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(r)          to use its best efforts to cause the Common Stock to remain listed for quotation on NASDAQ;

(s)         to use its best efforts to cause the Notes to be listed for quotation on the NYSE and to maintain such listing for quotation on the NYSE within 30 days of delivery of the Notes pursuant to this Agreement; and

(t)          to use its best efforts to cause each of Fund II and Fund III to continue to comply with the requirements for qualification as an SBIC and to meet its obligations as an SBIC licensed by the SBA.

7.            Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (2) of the second paragraph of Section 9 or the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 6(l) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

8.            Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Capitala Entities on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Capitala Entities of their obligations hereunder and to the following additional conditions precedent:

(a)         The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Managers, in the form set forth in Exhibit A hereto.

(b)         The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Robinson, Bradshaw & Hinson, P.A. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Managers, in the form set forth in Exhibit B hereto.

(c)         (i)          You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Managers, which letters shall cover, without limitation, various financial disclosures relating to the Company contained in the Registration Statement, the Disclosure Package and the Prospectus.

 (i)          You shall have received from Dixon Hughes Goodman LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Managers, which letters shall cover, without limitation, various financial disclosures relating to the Company contained in the Registration Statement, the Disclosure Package and the Prospectus.

(d)         You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Managers.

(e)         No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f)          The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Notes, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 497(h) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g)        Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)         Each of the Capitala Entities will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you (i) a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto, and (ii) a certificate of its Chief Financial Officer dated the time of purchase or the additional time of purchase, as the case may be, with respect to certain financial information in the Registration Statement, in form and substance reasonably acceptable to the Underwriters.

(i)          The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(j)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

9.            Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(a)         The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Managers, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, NYSE MKT LLC or NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on NASDAQ or the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Managers, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(b)         If the Managers elect to terminate this Agreement as provided in this Section 9, the Capital Entities and each other Underwriter shall be notified promptly in writing.

(c)         If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Capitala Entities shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(l), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10.          Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Notes to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the aggregate principal amount of Firm Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Firm Notes, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Firm Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Firm Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such aggregate principal amount of Notes shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such aggregate principal amount of Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A.

(a)         Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

(b)         If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

(c)         The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

(d)         If the aggregate principal amount of Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the aggregate principal amount of Firm Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.          Indemnity and Contribution.

(a)         The Capitala Entities jointly and not severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include the Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any Covered Exempt Written Communications or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)         Each Underwriter severally agrees to indemnify, defend and hold harmless the Capitala Entities, their directors and officers, and any person who controls the Capitala Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Act) of each of the Capitala Entities, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Capitala Entities or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)         If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any Capitala Entity or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b) of this Section 11; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise (except to the extent that it has been materially prejudiced by such omission). The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 11(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)         If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Capitala Entities on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Capitala Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Capitala Entities on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Capitala Entities on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)         The Capitala Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f)          The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Capitala Entities contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Capitala Entities and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Capitala Entities, against any of the Capitala Entities’ officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Preliminary Prospectus or the Prospectus.

12.          Information Furnished by the Underwriters. The statements set forth in the [sixth and thirteenth] paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3(b) and 11(a) hereof.

13.          Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: [Liability Management Group] (fax: (212) [797-5171]); and if to the Capitala Entities, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4201 Congress St., Suite 360, Charlotte, North Carolina 28209 (facsimile: (704) 376-5877), Attention: Joseph B. Alala, III, Chief Executive Officer and President, with a copy to Sutherland Asbill & Brennan LLP, 700 Sixth Street, NW, Suite 700, Washington, District of Columbia 20001, Attention: Steven B. Boehm (fax: (202) 637-3593).

14.          Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the state of New York without regard to the conflicts of law principles thereof to the extent such principals would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.          Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Capitala Entities each consent to the jurisdiction of such courts and personal service with respect thereto. The Capitala Entities each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each Capitala Entity (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Capitala Entities each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Capitala Entity and may be enforced in any other courts to the jurisdiction of which such Capitala Entity is or may be subject, by suit upon such judgment.

16.          Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Capitala Entities and to the extent provided in Section 11 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.          No Fiduciary Relationship. The Capitala Entities hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Capitala Entities further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to any of the Capitala Entities, their management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Capitala Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Capitala Entities hereby confirm their understanding and agreement to that effect. The Capitala Entities and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Capitala Entities and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Capitala Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Capitala Entities may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Capitala Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18.          Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.          Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Capitala Entities and their successors and assigns and any successor or assign of any substantial portion of the Capitala Entities’ and any of the Underwriters’ respective businesses and/or assets.

20.          Patriot Act. The Company acknowledges that, in accordance with the requirements of the USA PATRIOT Act of 2001, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Capitala Entities and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Capitala Entities and the several Underwriters.

Very truly yours,

Capitala Finance Corp.

By:
Name: Joseph B. Alala, III
Title: Chief Executive Officer and President

Capitala Investment Advisors, LLC

By:
Name: Joseph B. Alala, III
Title: Manager

Capitala Advisors Corp.

By:
Name: Joseph B. Alala, III
Title: Chief Executive Officer and President

C-1

Accepted and agreed to as of the date

first above written, on behalf of

themselves and the other several

Underwriters named in Schedule A

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

BB&T Capital Markets, A Division of BB&T Securities, LLC

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

C-2